UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2019

AMBER ROAD, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36360	22-2590301
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Meadowlands Plaza

East Rutherford, New Jersey 07073

(Address of principal executive offices)

Registrant’s telephone number: (201) 935-8588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AMBR	NYSE

Item 1.01. Entry into a Material Definitive Agreement.

Merger Agreement

On May 12, 2019, Amber Road, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Eagle Parent Holdings, LLC, a Delaware limited liability company (“Parent”), Chicago Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), and E2open, LLC, a Delaware limited liability company, solely for the purposes of Section 9.17 of the Merger Agreement. The transaction represents the culmination of a strategic undertaking started in mid-2017 to informally explore the market for any interest that could help achieve the Company’s objective of maximizing stockholder value. Under the terms of the Merger Agreement, Parent has agreed to cause Purchaser to commence a tender offer no later than June 3, 2019 (unless otherwise agreed to by the Company and Parent) to acquire all of the outstanding shares of the Company’s common stock for $13.05 per share, without interest (such tender offer, as it may be amended from time to time in accordance with the Merger Agreement, the “Offer,” and such amount of consideration or any greater amount per share that may be paid pursuant to the Offer, the “Offer Price”) and subject to applicable withholding taxes. Parent intends to fund the Offer Price with a combination of committed debt and equity financing.

The consummation of the Offer will be conditioned on (i) at least a majority of all shares of the Company’s outstanding common stock having been validly tendered into (and not withdrawn from) the Offer prior to the expiration date of the Offer, (ii) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in the United States, and (iii) other customary conditions. The Offer will initially remain open for 20 business days from the date of commencement of the Offer, subject to extension under certain circumstances. The Offer and the Merger are not subject to a financing contingency.

Under certain circumstances, Purchaser may be required or permitted to extend the Offer on one or more occasions in accordance with the terms set forth in the Merger Agreement and the applicable rules and regulations of the United States Securities and Exchange Commission (the “SEC”). In general, Purchaser will not be required to extend the Offer beyond September 9, 2019 (the “Termination Date”).

Following the consummation of the Offer, subject to satisfaction of the conditions, Purchaser will be merged with and into the Company (the “Merger”) and the Company will become an indirect wholly-owned subsidiary of Parent, pursuant to the procedure provided for under Section 251(h) of the Delaware General Corporation Law without any additional stockholder approvals.

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•

each outstanding share of the Company’s common stock (other than shares owned by Parent, Purchaser or the Company, or any of their respective wholly-owned subsidiaries, or shares with respect to which appraisal rights are properly exercised under Delaware law) will be converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable withholding taxes;

•

each then-outstanding vested and unexercised Company stock option shall automatically be canceled and converted into the right to receive the excess, if any, of the Merger Consideration (as such term is defined in the Merger Agreement) over the exercise price per share of such stock option, without interest and subject to applicable withholding taxes; provided that, in the event that the exercise price of any such stock option is equal to or greater than the Merger Consideration, such stock option will be canceled, without any consideration being payable in respect thereof and have no further force or effect;

•

except as provided in the Merger Agreement, each then-outstanding unvested Company stock option shall automatically be canceled and converted into the right to receive, on the date on which each such unvested Company stock option is scheduled to vest (and subject to the achievement of the vesting conditions) the excess, if any, of the Merger Consideration over the exercise price per share of such stock option without interest and subject to applicable withholding taxes; provided that, in the event that the exercise price of any such stock option is equal to or greater than the Merger Consideration, such stock option will be canceled, without any consideration being payable in respect thereof and have no further force or effect;

•

each vested Company restricted stock unit that is then outstanding shall automatically be canceled and converted into the right to receive an amount in cash equal to the Offer Price, without interest and subject to applicable withholding taxes;

•

except as provided in the Merger Agreement, each unvested Company restricted stock unit that is then outstanding shall automatically be canceled and converted into the right to receive, on the date on which each such unvested Company restricted stock unit is scheduled to vest (and subject to the achievement of the vesting conditions), an amount in cash equal to the Offer Price, without interest and subject to applicable withholding taxes; and

•

each Company performance-based share unit that is then outstanding and unvested shall vest with respect to the number of shares of Company common stock that would have been earned under such performance-based share unit based on the methodology set forth in the applicable performance-based share unit award agreement (as shall be determined by the Company’s board of directors (the “Board of Directors”) or any appropriate committee thereof) in accordance with its terms, multiplied by the Offer Price, without interest and subject to applicable withholding taxes.

The Merger Agreement contains customary representations, warranties and covenants of the parties. In addition, under the terms of the Merger Agreement, the Company has agreed not to solicit or otherwise facilitate any alternative Acquisition Proposals (as defined in the Merger Agreement), subject to customary exceptions that permit the Company to respond to any unsolicited Acquisition Proposal, provided that the Board of Directors has determined in good faith (after consultation with the Company’s financial advisor and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. The Company is also permitted to change its recommendation in favor of the Merger or to terminate the Merger Agreement in order to accept an unsolicited Superior Proposal (as defined in the Merger Agreement), subject to compliance with the procedures set forth in the Merger Agreement, including that the Board of Directors has determined in good faith (after consultation with the Company’s financial advisors and outside legal counsel) that the failure to do so would reasonably be expected to be inconsistent with its fiduciary duties. The Company is required to give Parent a three business day period in which to propose revisions to the terms of the Merger Agreement or make another proposal so that such Acquisition Proposal would cease to constitute a Superior Proposal. If the Company is permitted to terminate the Merger Agreement and does so under the circumstances specified in the Merger Agreement, the Company must pay Parent, concurrently with such termination, a $14.9 million termination fee. In addition, Parent is entitled under certain circumstances set forth in the Merger Agreement to reimbursement of specified expenses incurred in connection with the transactions contemplated in the Merger Agreement, in an amount up to, but not exceeding, $3.0 million in the aggregate.

Concurrently with the execution of the Merger Agreement, funds affiliated with Insight Partners and Elliott Management entered into equity commitment letters with Parent and the Company with respect to certain obligations and liabilities of Parent and Purchaser under the Merger Agreement in an amount sufficient to fund the total consideration payable in the transaction (including related fees, costs and expenses).

Concurrently with the execution of the Merger Agreement, certain stockholders of the Company, including each member of the Board of Directors, entered into a Tender and Support Agreement with Parent and Purchaser (the “Support Agreements”), pursuant to which each such stockholder agreed, among other things, to tender their respective shares of the Company’s common stock into the Offer and to not vote any of their shares of Company common stock in favor of any alternative Acquisition Proposals. Shares held by the stockholders party to the Support Agreement that are eligible to be tendered into the Offer represent, in the aggregate, approximately 18% of the Company’s common stock outstanding on the date of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Purchaser. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules provided by the Company in connection with the signing of the Merger Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between the Company, Parent and Purchaser, rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about the Company, Parent or Purchaser.

On May 13, 2019, the Company issued a press release announcing the execution of the Merger Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 8.01. Other Events.

In light of the announcement of the pending Merger, the Board of Directors has indefinitely postponed the Company’s 2019 Annual Meeting of Stockholders, which had been previously scheduled for June 18, 2019, and with respect to which the Company had filed a definitive proxy statement with the SEC on April 8, 2019. At a later date, the Company will provide information related to a rescheduled meeting, if applicable.

Additional Information and Where to Find It

The Offer for the outstanding shares of the Company referenced in this communication has not yet commenced. This announcement is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company, nor is it a substitute for the Offer materials that Parent and Purchaser will file with the SEC upon commencement of the Offer. At the time the Offer is commenced, Parent and Purchaser will file Offer materials on Schedule TO, and the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the Offer. THE OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION. HOLDERS OF SHARES OF THE COMPANY ARE URGED TO READ THESE

DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE (AS EACH MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME) BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY SECURITIES SHOULD CONSIDER BEFORE MAKING ANY DECISION REGARDING TENDERING THEIR SECURITIES. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of the Company at no expense to them. The Offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s web site at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Parent and the Company file annual, quarterly and current reports and other information with the SEC. Parent’s and the Company’s filings with the SEC are available for free to the public from commercial document-retrieval services and at the website maintained by the SEC at www.sec.gov.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

2.1*	Agreement and Plan of Merger dated as of May 12, 2019, by and among Amber Road, Inc., Eagle Parent Holdings, LLC, and Chicago Purchaser, Inc.

99.1	Press Release issued by Amber Road, Inc., dated May 13, 2019

*

Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This communication contains forward-looking statements. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. By their nature, forward-looking statements involve risks and uncertainty because they relate to events and depend on circumstances that will occur in the future, and there are many factors that could cause actual results and developments to differ materially from those expressed or implied by these forward-looking statements. Forward-looking statements include, among other things, statements about the potential benefits of the proposed transaction; the prospective performance and outlook of the Company’s business, performance and opportunities; the ability of the parties to complete the proposed transaction and the expected timing of completion of the proposed transaction; as well as any assumptions underlying any of the foregoing.

The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: (i) uncertainties as to the timing of the Offer and the Merger; (ii) the risk that the proposed transaction may not be completed in a timely manner or at all; (iii) uncertainties as to the percentage of the Company’s stockholders tendering their shares in the Offer; (iv)

the possibility that competing offers or acquisition proposals for the Company will be made; (v) the possibility that any or all of the various conditions to the consummation of the Offer or the Merger may not be satisfied or waived, including the failure to receive any required regulatory approvals from any applicable governmental entities (or any conditions, limitations or restrictions placed on such approvals); (vi) the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement , including in circumstances that would require the Company to pay a termination fee or other expenses; (vii) the effect of the pendency of the proposed transaction on the Company’s ability to retain and hire key personnel, its ability to maintain relationships with its customers, suppliers and others with whom it does business, its business generally or its stock price; (viii) risks related to diverting management’s attention from the Company’s ongoing business operations; (ix) the risk that stockholder litigation in connection with the proposed transaction may result in significant costs of defense, indemnification and liability; and (x) other factors as set forth from time to time in the Company’s filings with the SEC, including its Form 10-K for the fiscal year ended December 31, 2018 and Form 10-Q for the quarterly period ended March 31, 2019, as well as the Tender Offer Statement on Schedule TO and other tender offer documents that will be filed by Purchaser and Parent. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update, supplement or revise publicly these forward-looking statements except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2019
AMBER ROAD, INC.

	By:	/s/ Brad Holmstrom
Name: Brad Holmstrom
Title: General Counsel